Exhibit 11.1

Consent of Independent Auditor

We consent to the use of our report dated April 18, 2022 in Form 1-K, with respect to the financial statements of Fundrise Growth eREIT VII, LLC, included herein.

/s/ KPMG LLP

McLean, Virginia

April 18, 2022